EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NNRF, Inc. (the “Company”) on Form 10-QSB for the quarterly period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), J. Holt Smith, President of the Company, and J.P. Todd Sinclair, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ J. Holt Smith	Dated:	September 25, 2007
J. Holt Smith
Title:	President and Director of NNRF, Inc. (Principal Executive Officer)

By:	/s/ J.P. Todd Sinclair	Dated:	September 25, 2007
J.P. Todd Sinclair
Title:	Chief Financial Officer of NNRF, Inc. (Principal Financial and Accounting Officer)

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.